EXHIBIT 99.1

Berkshire Hills Announces Executive Transition

BOSTON, May 14, 2024 - Berkshire Hills Bancorp, Inc. (the “Company”, NYSE: BHLB) and Berkshire Bank (the “Bank”) announced today that R. David Rosato, Chief Financial Officer, has decided to step down to pursue other interests. Mr. Rosato will remain with the company through June 14, 2024, as the Company transitions his responsibilities to Brett Brbovic.

The Company and the Bank have appointed Chief Accounting Officer Brett Brbovic as Executive Vice President and Chief Financial Officer, effective June 14, 2024. Mr. Brbovic joined the Company from KPMG LLP in 2012 and has served as Chief Accounting Officer since 2015.  He previously served as Interim Chief Financial Officer, from October 7, 2022, to February 6, 2023.

Berkshire CEO Nitin Mhatre stated, “We’re grateful for the contributions that David has made in his service as CFO, and we wish him well in his future pursuits.  David has been instrumental in developing the bench strength for our Finance group that has enabled us to transition to a new leadership team, including Brett, who will be assuming the CFO role. We have made strong financial and strategic progress during David’s tenure, including strengthening the balance sheet, bolstering expense management discipline, and supporting our recent announcement of agreements to divest 10 financial centers and two well executed securities sales. Brett is a 12-year Berkshire Bank veteran with a strong track record and deep institutional knowledge. I’m confident in his ability to lead our Finance team and build on the changes that David has implemented. Berkshire’s leadership is committed to maintaining recent momentum and our entire team is focused on the goal to be a high-performing, relationship-driven, community-focused bank.”

Mr. Rosato added, "I am proud to have been part of Berkshire and to have had the unique opportunity to leverage my experience to bolster Berkshire Bank’s Finance group and transition it over to the talented leaders who will help the Bank further improve its profitability in coming years. I enjoyed working with Nitin and the team to help Berkshire create a solid financial foundation for growth. My best wishes to Brett and the Berkshire team for continued success.”

Brett Brbovic

Incoming CFO Brett Brbovic stated, “I’m excited to step into this role and continue to work alongside the talented employees in our Finance department to create long-term shareholder value. I’m committed to continuing to build on the strong foundation we’ve created in Finance under David’s leadership and accelerate our forward momentum to help deliver stronger returns for our shareholders.”

ABOUT BERKSHIRE HILLS BANCORP
Berkshire Hills Bancorp, Inc. (NYSE: BHLB) is the parent company of Berkshire Bank, a relationship-driven, community-focused bank with $12.1 billion in assets and 96 financial centers in New England and New York. Berkshire is headquartered in Boston and offers commercial, retail, private banking, and wealth solutions.

FORWARD-LOOKING STATEMENTS
This document contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. There are many factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. You should not place undue reliance on forward-looking statements, which reflect our expectations only as of the date of this document. Berkshire does not undertake any obligation to update forward-looking statements.

Investor Contact
Kevin Conn, Investor Relations
617.641.9206
KAConn@berkshirebank.com

Media Contact:
Gary Levante, Corporate Communications
413.447.1737
GLevante@berkshirebank.com